Exhibit 99.1
Century Reports Fourth Quarter 2015 Financial Results
CHICAGO, IL -- 02/18/16 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $43.1 million ($0.50 per share) for the fourth quarter of 2015. Results were favorably impacted by a $23.5 million ($0.25 per share) lower of cost or market inventory adjustment and $3.4 million ($0.04 per share) related to non-cash, non-recurring post-retirement benefits. Results were negatively impacted by a $3.5 million charge ($0.04 per share) related to the partial curtailment of operations at Hawesville and Mt. Holly, a $5.0 million charge ($0.05 per share) for depreciation related to Mt. Holly purchase accounting and an $11.6 million impairment charge ($0.12 per share) at BHH. After consideration of these items, the company reported an adjusted net loss of $49.9 million and an adjusted loss per share of $0.53 for the fourth quarter.
For the fourth quarter of 2014, Century reported net income of $75.8 million ($0.78 per share). Results were positively impacted by $21.5 million ($0.22 per share) for purchase accounting related to the Mt. Holly acquisition and negatively impacted by $5.0 million ($0.05 per share) in non-cash, non-recurring pension charges and by $2.6 million ($0.03 per share) related to the separation of former senior executives.
Sales for the fourth quarter of 2015 were $383.9 million compared with $551.2 million for the fourth quarter of 2014. Shipments of primary aluminum for the fourth quarter of 2015 were 211,710 tonnes compared with 226,082 tonnes shipped in the fourth quarter of 2014.
Net cash used by operating activities in the fourth quarter of 2015 was $0.6 million compared to net cash provided of $110.0 million in the fourth quarter of 2014. Cash and cash equivalents decreased $7.6 million during the fourth quarter of 2015 compared to an increase in cash and cash equivalents of $29.8 million in the fourth quarter of 2014.
Our total liquidity position at the end of the fourth quarter of 2015 was $200 million, which is composed of $115 million in cash and $85 million of revolver availability.
For the full year 2015, Century reported a net loss of $59.3 million ($0.68 per share). Results were favorably impacted by $12.6 million related to purchase accounting for the Mt. Holly acquisition and $3.4 million related to non-cash, non-recurring post-retirement benefits. Results were negatively impacted by a $31.2 million charge related to the permanent closure of Ravenswood, $13.1 million in costs related to the labor disruption at Hawesville, $7.6 million due to partial curtailments of operations at Hawesville and Mt. Holly, $11.6 million related to the impairment at BHH, $1.6 million for signing bonuses related to a new labor agreement in Iceland, $1.0 million related to the separation of a former senior executive and a $7.5 million lower of cost or market inventory adjustment.
For full year 2014, the company reported net income of $126.5 million ($1.31 per share). Results were positively impacted by $21.5 million for purchase accounting related to the Mt. Holly acquisition, $5.5 million related to power contract amortization and a $1.2 million lower of cost or market inventory adjustment. Results were negatively impacted by $5.0 million in non-cash, non-recurring pension charges, $3.6 million for litigation related items and by $2.6 million related to the separation of former senior executives.
Sales for the year ended December 31, 2015 were $1,949.9 million compared with $1,931.0 million for 2014. Shipments of primary aluminum for 2015 were 921,958 tonnes compared with 867,125 tonnes shipped for 2014.
Net cash provided by operating activities in 2015 was $31.9 million compared to $207.7 million in 2014. Cash and cash equivalents decreased $47.8 million in 2015 compared to an increase in cash and cash equivalents of $79.2 million in 2014. During 2015, Century acquired 2.4 million shares of common stock for a total cost of $36.4 million and paid $34.6 million related to the Mt. Holly acquisition for pension funding obligations per the terms of the acquisition agreement.
"The fundamental demand picture in our sector has remained reasonably stable outside China," commented Michael Bless, President and Chief Executive Officer. "True demand growth in China has continued to deteriorate. Despite decreasing demand growth, the uneconomic supply expansion of the Chinese aluminum industry has continued through government intervention and manipulation. Evidence continues to mount that the illegal government subsidies and other practices underlying this supply growth are in violation of China's WTO obligations and have materially injured the industry around the globe. As direct evidence, this most recent quarter witnessed actions and announcements that will bring U.S. primary production down to an annualized rate of just over five hundred thousand metric tons. We continue to work with industry participants, including our labor partners, to encourage government action before it is simply too late."
"Inside Century, we have taken aggressive actions to bolster our businesses' competitive position and preserve the ability for our shareholders to participate in the improvement in industry conditions that will occur at some point," concluded Mr. Bless. "Our safety performance across the company was quite good during 2015. This result was especially notable given the significant uncertainty under which all our plants have been operating. We have optimized product portfolios, reduced cost structures and, where necessary, rationalized production; the result of this effort has been the achievement of our stated goal of making each of our plants cash flow positive in the present environment. We were pleased to have preserved Sebree at full production; this excellent plant is operating very well. We were disappointed to have been faced with the necessity of curtailing half of Mt. Holly's production. We are working intently to produce a power supply arrangement that makes this world class plant competitive for the long-term."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Non-GAAP Financial Measures
Adjusted net income and adjusted earnings per share are non-GAAP financial measures that management believes provide additional meaningful information regarding Century's financial performance as these measures generally exclude the effects of items that are considered non-recurring, are difficult to predict or to measure in advance or that are not directly related to the Company's ongoing operations. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income and adjusted earnings per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; our relationship with our employees and labor unions; our plans and expectations with respect to the disposal of our Ravenswood, West Virginia smelter, and the future operation or potential curtailment of our other U.S. assets, including our Hawesville, Mt. Holly and Sebree smelters; the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Peter Trpkovski (investors and media)	312-696-3112

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
NET SALES:
Related parties	$350,283	$363,170	$1,867,711	$1,262,101
Third-party customers	33,632	188,069	82,146	668,941
Total net sales	383,915	551,239	1,949,857	1,931,042
Cost of goods sold	402,616	461,900	1,908,544	1,729,243
Gross profit (loss)	(18,701)	89,339	41,313	201,799
Selling, general and administrative expenses	8,566	16,369	42,115	49,195
Ravenswood impairment	—	—	30,850	—
Other operating expense – net	1,219	6,776	7,436	12,481
Operating income (loss)	(28,486)	66,194	(39,088)	140,123
Interest expense	(5,412)	(5,474)	(21,954)	(22,015)
Interest income	91	104	339	301
Net gain on forward and derivative contracts	396	353	1,600	179
Unrealized gain on fair value of contingent consideration	—	7,943	18,337	7,943
Gain on remeasurement of equity investment	—	15,955	—	15,955
Other income (expense) – net	(1,617)	1,414	(356)	991
Income (loss) before income taxes and equity in earnings of joint ventures	(35,028)	86,489	(41,122)	143,477
Income tax benefit (expense)	2,929	(11,304)	(9,276)	(18,308)
Income (loss) before equity in earnings of joint ventures	(32,099)	75,185	(50,398)	125,169
BHH impairment	(11,584)	—	(11,584)	—
Equity in earnings of joint ventures	603	644	2,672	1,305
Net income (loss)	$(43,080)	$75,829	$(59,310)	$126,474

Net income (loss) allocated to common stockholders	$(43,080)	$69,669	$(59,310)	$116,118
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.50)	$0.78	$(0.68)	$1.31
Diluted	(0.50)	0.78	(0.68)	1.30
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	86,933	88,959	87,375	88,823
Diluted	86,933	89,595	87,375	89,428

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$115,393	$163,242
Restricted cash	791	801
Accounts receivable — net	9,475	77,667
Due from affiliates	17,417	31,503
Inventories	231,872	283,480
Prepaid and other current assets	42,412	29,768
Assets held for sale	30,697	—
Deferred taxes	—	14,281
Total current assets	448,057	600,742
Property, plant and equipment — net	1,232,256	1,305,543
Other assets	72,155	118,773
TOTAL	$1,752,468	$2,025,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$90,489	$151,443
Due to affiliates	10,045	22,261
Accrued and other current liabilities	48,822	103,807
Accrued employee benefits costs	10,148	10,159
Industrial revenue bonds	7,815	7,815
Total current liabilities	167,319	295,485
Senior notes payable	247,278	246,888
Accrued pension benefits costs — less current portion	43,999	59,906
Accrued postretirement benefits costs — less current portion	125,999	152,894
Other liabilities	53,009	53,272
Deferred taxes	96,994	111,486
Total noncurrent liabilities	567,279	624,446

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 76,539 outstanding at December 31, 2015; 160,000 issued and 78,141 outstanding at December 31, 2014)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,224,571 issued and 87,038,050 outstanding at December 31, 2015; 93,851,103 issued and 89,064,582 outstanding at December 31, 2014)	942	939
Additional paid-in capital	2,513,631	2,510,261
Treasury stock, at cost	(86,276)	(49,924)
Accumulated other comprehensive loss	(112,650)	(117,682)
Accumulated deficit	(1,297,778)	(1,238,468)
Total shareholders’ equity	1,017,870	1,105,127
TOTAL	$1,752,468	$2,025,058

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Twelve months ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(59,310)	$126,474
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	(18,337)	(7,943)
Gain on remeasurement of equity investment	—	(15,955)
Unrealized gain on E.ON contingent obligation	(1,411)	(1,412)
Lower of cost or market inventory adjustment	7,539	(1,247)
Depreciation	80,117	70,827
Ravenswood impairment	30,850	—
BHH impairment	11,584	—
Sebree power contract amortization	—	(5,534)
Pension and other postretirement benefits	(4,991)	6,939
Deferred income taxes	(178)	2,633
Stock-based compensation	1,844	1,334
Equity in earnings of joint ventures, net of dividends	(806)	425
Change in operating assets and liabilities:
Accounts receivable — net	68,192	(8,712)
Due from affiliates	14,086	12,084
Inventories	44,896	(16,513)
Prepaid and other current assets	(144)	3,392
Accounts payable, trade	(60,583)	11,797
Due to affiliates	(12,216)	3,058
Accrued and other current liabilities	(31,540)	18,071
Pension contribution - Mt. Holly	(34,595)	—
Other — net	(3,131)	7,962
Net cash provided by operating activities	31,866	207,680
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(54,700)	(55,126)
Purchase of Sebree smelter	—	(1,042)
Purchase of remaining interest in Mt. Holly smelter	11,313	(65,100)
Proceeds from sale of property, plant and equipment	14	46
Restricted and other cash deposits	10	896
Net cash used in investing activities	(43,363)	(120,326)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	—	(2,603)
Borrowings under revolving credit facilities	1,737	92,423
Repayments under revolving credit facilities	(1,737)	(98,423)
Repurchase of common stock	(36,352)	—
Issuance of common stock	—	403
Net cash used in financing activities	(36,352)	(8,200)
CHANGE IN CASH AND CASH EQUIVALENTS	(47,849)	79,154
Cash and cash equivalents, beginning of period	163,242	84,088
Cash and cash equivalents, end of period	$115,393	$163,242

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2015
4th Quarter	131,849	$247,895	59,074	$101,497	20,787	$24,281
3rd Quarter	149,187	304,948	60,939	116,919	20,914	26,226
2nd Quarter	157,373	371,898	50,056	110,083	26,521	37,858
1st Quarter	169,306	421,141	45,967	112,662	29,985	46,617
Total	607,715	$1,345,882	216,036	$441,161	98,207	$134,982
2014
4th Quarter	147,291	$377,606	43,364	$102,912	35,427	$60,001
3rd Quarter	143,338	353,246	38,056	85,117	36,820	60,032
2nd Quarter	143,439	325,650	39,593	82,328	33,012	48,441
1st Quarter	136,532	296,889	36,764	74,370	33,489	47,185
Total	570,600	$1,353,391	157,777	$344,727	138,748	$215,659

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	December 31, 2015
	$MM	EPS
Net loss as reported	$(43.1)	$(0.50)

Partial curtailment of operations	3.5	0.04
Non-cash/non-recurring post-retirement benefits	(3.4)	(0.04)
Mt. Holly purchase accounting	5.0	0.05
BHH impairment	11.6	0.12
Lower of cost or market inventory adjustment	(23.5)	(0.25)
Impact of preferred shares	—	0.05

Adjusted net loss	$(49.9)	$(0.53)